UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2013 (May 1, 2013)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3776 South High Street, Columbus, Ohio		43207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 2.02.	Results of Operations and Financial Condition.

On May 1, 2013, Bob Evans Farms, Inc. (“Company”) issued a press release stating that based upon management’s recommendation, the Audit Committee of the Board of Directors approved the restatement of the Company’s previously-filed financial statements in its Form 10-Q for the three and nine months ended January 25, 2013 and filed with the Securities and Exchange Commission on March 5, 2013 (“Form 10-Q”). See Item 4.02 below for additional information about the restatement and related matters.

A copy of the Company’s press release announcing the restatement and certain corrected summary financial information for the three and nine months ended January 25, 2013 is attached as Exhibit 99.1 and incorporated by reference herein. Exhibit 99.1 has been “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company determined on May 1, 2013, that the financial statements contained in the Form 10-Q should no longer be relied upon because of an error regarding the treatment of intercompany accounts in calculating the net book value of the Mimi’s Café business segment assets held for sale. As a result, the non-cash assets held for sale impairment charge recorded by the Company in the third quarter of fiscal 2013 was understated by $45.7 million. The error was discovered by management in connection with the finalization of the closing sale entries. The charge does not affect the ongoing operations of the Company.

On May 1, 2013, the Audit Committee approved management’s recommendation that the Company restate its financial statements for the three and nine months ended January 25, 2013 by filing an amendment to the Form 10-Q. Prior to the May 1, 2013 determination, management and the Audit Committee discussed these matters with Ernst & Young LLP, the Company’s independent registered public accounting firm.

The Company believes the restatement constitutes a material weakness and that its disclosure controls and procedures were not effective as of the end of the period covered by the Form 10-Q. The Company is engaged in developing a remediation plan to address the disclosure controls and procedures. The Company anticipates filing the amended Form 10-Q on or before May 15, 2013.

The following are previously reported and restated balances of affected line items in the consolidated statements of operations for the three and nine months ended January 25, 2013 and the consolidated balance sheets as of January 25, 2013 (Unaudited). Net cash provided by operating activities, Net cash used in investing activities and Net cash used in financing activities in the Consolidated Statements of Cash Flows do not change.

$ 000’s	Three months ended January 25, 2013
	As reported	Adjustments	As restated
Assets held for sale impairment	22,667	45,742	68,409

Operating (loss) income	(1,646)	(45,742)	(47,388)
(Loss) income before taxes	(9,097)	(45,742)	(54,839)
(Benefit) provision for income taxes	(14,624)	15,021	397
Net income (loss)	5,527	(60,763)	(55,236)
Earning per share—Basic	0.20	(2.17)	(1.97)
Earnings per share—Diluted	0.20	(2.17)	(1.97)

$ 000’s	Nine months ended January 25, 2013
	As reported	Adjustments	As restated
Assets held for sale impairment	22,667	45,742	68,409

Operating income (loss)	40,375	(45,742)	(5,367)
Income (loss) before taxes	29,395	(45,742)	(16,347)
(Benefit) provision for income taxes	(1,482)	15,021	13,539
Net income (loss)	30,877	(60,763)	(29,886)
Earning per share—Basic	1.09	(2.15)	(1.06)
Earnings per share—Diluted	1.09	(2.15)	(1.06)

$ 000’s	Balance Sheet as of January 25, 2013
	As reported	Adjustments	As restated
Deferred income taxes	12,137	25,364	37,501
Federal and state income taxes	53,977	(31,981)	21,996
Current assets held for sale	174,597	(45,742)	128,855

Total current assets	312,614	(52,359)	260,255

Total assets	1,137,059	(52,359)	1,084,700
Deferred income taxes	82,380	8,404	90,784

Total long-term liabilities	128,536	8,404	136,940
Retained earnings	871,488	(60,763)	810,725

Total stockholders’ equity	635,822	(60,763)	575,059

Total liabilities and stockholders’ equity	1,137,059	(52,359)	1,084,700

Certain statements in this report that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 27, 2012, and in our other filings with the Securities and Exchange Commission. We note these factors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, persons should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits 99.1	Press Release of Bob Evans Farms, Inc. dated May 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 1, 2013

BOB EVANS FARMS, INC.

By:	/s/ Paul F. DeSantis
Chief Financial Officer

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits 99.1	Press Release of Bob Evans Farms, Inc. dated May 1, 2013